Exhibit 10.2

ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of December 9, 2019 (together with Schedule A hereto, this “Agreement”), is among ARGO GROUP INTERNATIONAL HOLDINGS, LTD., (“Company”), MARK E. WATSON III (“Executive”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, with principal offices located at 6201 15th Avenue, Brooklyn, New York, 11219 (“Escrow Agent”).

WHEREAS, Company and Executive have entered into that certain Separation Agreement, dated as of December 6, 2019 (the “Separation Agreement”), pursuant to which Company and Executive agreed upon the terms of Executive’s separation of employment from Company and its subsidiaries and affiliates;

WHEREAS, pursuant to the terms of the Separation Agreement, Company and Executive have agreed to a procedure to resolve issues regarding whether alleged expenses by Executive are to be reimbursed to the Company;

WHEREAS, neither the execution of this Agreement nor any of the terms of this Agreement constitute an admission by Executive or the Company of any liability or wrongdoing on the part of that party, which liability or wrongdoing is expressly disclaimed and denied;

WHEREAS, in accordance with the terms of the Separation Agreement, Company and Executive shall place the Escrow Assets (defined below) in a segregated and restricted escrow account titled in the name of the Escrow Agent for the benefit of Company, to be held by the Escrow Agent in accordance with this Agreement;

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the Escrow Assets deposited with it in accordance with the terms of this Agreement; and

WHEREAS, in order to establish the Escrow Account and otherwise to effect the provisions of the Separation Agreement, the parties hereto have entered into this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.

Definitions. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms, except where the context requires otherwise. Unless the context requires otherwise, all references to “years,” “months,” or “days” shall mean “calendar years,” “calendar months,” and “calendar days.” References in this Agreement to “including” shall mean “including, without limitation,” whether or not so specified. Any term not defined below which is initially capitalized in this Agreement shall have the meaning ascribed to it in this Agreement.

“Affiliate” means, with respect to any person, (a) a person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person, (b) any person of which such person is the beneficial owner of a twenty-five percent (25%) or greater interest, or (c) any person which acquires all or substantially all of the assets of such person. A person is deemed to control another person if such person, directly or indirectly, has the power to direct the management, operations or business of such person. The term “beneficial owner” is to be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

“Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions located in New York are authorized or obligated by law or executive order to close.

“Escrow Assets” shall mean the Escrow Assets set forth on Schedule A hereto and deposited with Escrow Agent pursuant to Section 3 of this Agreement.

“Escrow Period” shall mean the period commencing on the date hereof and ending on the Termination Date set forth on Schedule A hereto.

“Company Representative” shall mean the person(s) so designated on Schedule A hereto or any other person designated in a writing signed and delivered to Escrow Agent in accordance with the notice provisions of this Agreement.

“Written Direction” shall mean a written direction compatible with Section 4 below directing Escrow Agent to disburse all or a portion of the Escrow Assets. Any such Written Direction shall contain issuance instructions containing name, address, Taxpayer Identification Number, and other pertinent information, in each case to the extent not previously provided to Escrow Agent.

2.

Appointment of and Acceptance by Escrow Agent. Company and Executive hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrow Assets, in accordance with Section 3 below, agrees to hold, upon receipt, the Escrow Assets in accordance with this Agreement.

3.

Deposit of Escrow Assets. As soon as practicable following the execution of this Agreement and the Separation Agreement, Company and Executive will cause the transfer of the Escrow Assets to Escrow Agent, and Escrow Agent shall deposit the Escrow Assets in a segregated account of Escrow Agent.

4.

Disbursements of Escrow Assets. Escrow Agent shall disburse all or a portion of the Escrow Assets only upon its receipt of a Written Direction in the form provided in subsections (a), (b) or (c) below, subject to the terms outlined therein:

(a)

Joint Disbursement Notice: Company and Executive may deliver to Escrow Agent a Written Direction duly executed by both the Company Representative and Executive directing Escrow Agent to disburse all or a portion of the Escrow Assets (a “Joint Disbursement Notice”). The Escrow Agent shall disburse the Escrow Assets in accordance with a Joint Disbursement Notice within five (5) Business Days of its receipt of such Joint Disbursement Notice.

(b)

Arbitration Award Notice: The Company and/or Executive may, following receipt of a decision issued by the arbitrator jointly selected by Company and Executive (the “Arbitrator Award”), issue a Written Direction directing Escrow Agent to disburse all or a portion of the Escrow Assets in accordance with the Arbitrator Award (the “Arbitration Award Notice”). Neither party shall issue an Arbitration Award Notice until the earlier of (i) the time to appeal the Arbitrator Award has expired and neither party has filed an appeal, or (ii) a party receives written notice from the other party that it does not intend to appeal the Arbitrator Award. The Escrow Agent shall disburse the Escrow Assets in accordance with an Arbitration Award Notice within five (5) Business Days of its receipt of such Arbitration Award Notice.

(c)

Final Resolution Notice: If the Company and/or Executive appeal the Arbitrator’s award, then following the receipt of a decision by a court of competent jurisdiction enforcing, confirming, vacating and/or modifying the decision rendered by the Arbitrator (the “Judicial Decision”), the Company and/or the Executive may deliver to Escrow Agent a copy of the Judicial Decision and a Written Direction to disburse all or a portion of the Escrow Assets (the “Final Resolution Notice”) in accordance with the terms of the Judicial Decision. The Escrow Agent shall disburse the Escrow Assets in accordance with a Final Resolution Notice within five (5) Business Days of its receipt of such Final Resolution Notice.

(d)

If Company and Executive submit any disputes with respect to the Escrow Assets to binding arbitration, Company and Executive shall jointly notify Escrow Agent in writing of the identity of, and contact information for, the Arbitrator.

5.

Suspension of Performance; Disbursement into Court. If, at any time, (i) there shall exist any dispute between Company or Executive, on the one hand, and Escrow Agent, on the other hand, regarding any of the obligations of Escrow Agent hereunder, or (ii) Escrow agent is unable to determine, to the Escrow Agent’s satisfaction, the proper disposition of all or any portion of the Escrow Assets or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Company and Executive have not, within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 6 hereof, jointly appointed a successor escrow agent to act hereunder (which such successor escrow agent has accepted such appointment), then Escrow Agent may petition (by means of an interpleader action or any other appropriate method) the United States District Court for the Southern District of the State of New York, or if such court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York within New York County, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, deliver to such court (including its clerk of court), for holding and disposition in accordance with the instructions of such court, all Escrow Assets.

6.

Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to Company and Executive specifying the date when such resignation shall take effect. Upon any such notice of resignation, Company and Executive shall issue to the Escrow Agent a joint Written Direction authorizing redelivery of the Escrow Assets to a transfer agent, bank or trust company that has been retained as successor to the Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Assets and shall pay all Escrow Assets to the successor escrow agent, after making copies of such records as the retiring Escrow Agent deems advisable.

After any retiring Escrow Agent’s resignation, the provisions of this Agreement shall inure to the Escrow Agent’s benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. Any corporation or other entity into which the Escrow Agent may be merged or converted or with which it may be merged or consolidated, or any other entity to which all or a majority of all of the Escrow Agent’s escrow business may be transferred by sale of assets or otherwise, shall be the Escrow Agent under this Agreement without further act or consent of any party hereto.

7.

Liability of Escrow Agent. The Escrow Agent undertakes to perform only the duties as are expressly set forth herein and no other duties and obligations (fiduciary or otherwise) shall be implied. The Escrow Agent shall have no duty to enforce any obligation of any other person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any other person to perform any other act. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (even though such agreement may be referenced in this Agreement) other than this Agreement. In the event of any conflict between the terms and provisions of this Agreement and any other agreement, as to the Escrow Agent, the terms and conditions of this Agreement shall control subject to Section 26 hereof. The Escrow Agent is not a party to the Separation Agreement, is not bound by any of its terms, and has not undertaken in any way to effectuate, implement or comply with the Separation Agreement. The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Assets in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or delivered in accordance with the notice provisions hereof. The Escrow Agent shall have no duty to solicit any payment which may be due to be paid in Escrow Assets or to confirm or verify the accuracy or correctness of any amounts deposited in accordance with this Agreement, other than to verify and confirm the receipt of and status of Escrow Assets in response to a request by Company or Executive. The Escrow Agent may rely conclusively, and shall be protected in acting, upon any notice, instruction (including a Written Direction (such as a wire transfer instruction)), request, order, judgment, certification, statement, demand or other instrument or document, not only as to its due execution, validity (including the authority of the person signing or presenting the same) and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall believe in good faith to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, absent gross negligence or willful misconduct by the Escrow Agent.

Except as set forth above, the Escrow Agent shall not be obligated to take any legal or other action or commence any proceeding in connection with the Escrow Assets, any account in which Escrow Assets are deposited, this Agreement or the Separation Agreement, or to appear in, prosecute or defend any such legal action or proceeding (whether or not it shall have been furnished with acceptable indemnification and advancement). The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute or question involving any party hereto, and may reasonably rely on the opinion or advice of such counsel. Company shall promptly pay, upon demand, the reasonable fees, costs and expenses of any such counsel. Escrow Agent shall have no responsibility with respect to the use or application of any Escrow Assets paid by Escrow Agent pursuant to the provisions hereof. Escrow Agent’s shall not be liable to any other party hereto as a result of relying on the reasonable advice of counsel with respect to any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute or question involving any party hereto.

Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Assets, without determination by Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Assets is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

8.

Indemnification of Escrow Agent. From and at all times after the date of this Agreement, Company shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, member, partner, trustee, employee, attorney, agent and Affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims, losses, damages, liabilities, costs, penalties, judgments and expenses of any kind or nature whatsoever (including reasonable costs and expenses and reasonable outside attorneys’ fees) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including Company and Executive, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Indemnified Party under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, resulting from the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein or relating hereto (including tax reporting or withholding or the enforcement of any rights or remedies under or in connection with this Agreement); provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of any Indemnified Party. Any amounts paid by Company in respect of this paragraph shall be promptly repaid by the applicable Indemnified Party in the event of any gross negligence or willful misconduct of any Indemnified Party relating to such amounts paid.

9.

Fees, Costs and Expenses of Escrow Agent. Company shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Schedule A hereto are hereby incorporated by this reference, and form a part of this Agreement. All of the compensation and reimbursement obligations set forth in this Section 9 shall be payable by Company within five Business Days following execution of this Agreement and, in the future, upon demand by Escrow Agent.

10.	Patriot Act Disclosure; Taxpayer Certification and Reporting.

(a)

Patriot Act Disclosure. Company and Executive acknowledge that a portion of the identifying information set forth on Schedule A hereto is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and agree to provide any additional information requested by Escrow Agent in connection with the Act or any similar law, rule, regulation, order, or other governmental act to which Escrow Agent is subject, in a timely manner and consent to Escrow Agent obtaining from third parties any such identifying information. Company and Executive represent that all identifying information set forth on Schedule A hereto is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Assets. For a non-individual person such as a charity, a trust, or other legal entity, Escrow Agent may require documentation to verify formation and existence as a legal entity. Escrow Agent may also require financial statements, licenses, identification and authorization documentation from any individual claiming authority to represent the entity or other relevant documentation.

(b)

Certification and Tax Reporting. Company has provided Escrow Agent with its fully executed Internal Revenue Service (“IRS”) Form W-8 and/or other required documentation. Company acknowledges that solely for tax purposes, Escrow Agent does not have any interest in the Escrow Assets or the escrow account(s). All interest or other income earned under this Agreement shall be allocated to Company and reported, as and to the extent required by law, by Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Funds by Company whether or not said income has been distributed during such year. Company shall timely file all tax returns and pay all taxes due with respect to any income earned or losses generated with respect to the Escrow Funds. Escrow Agent shall not have any liability for the payment of taxes with respect to the Escrow Funds, and Company shall indemnify and hold Escrow Agent harmless from and against all such taxes. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. Company hereby represents and warrants to Escrow Agent that (i) there is no sale or transfer of a United States Real Property Interest as defined under Section 897(c) of the Internal Revenue Code of 1986, as amended, in the underlying transaction giving rise to this Agreement and (ii) such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

11.

Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of the State of New York shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties hereto agree that the Supreme Court of the State of New York within New York County shall have sole and exclusive jurisdiction. Any final judgment shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this section of this Agreement with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties hereto irrevocably to waive the right to trial by jury in any litigation related to or arising under this Agreement.

12.

Notice. All notices, instructions (pursuant to Written Direction or otherwise), approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when such writing is delivered by hand or overnight delivery service, or (b) upon telephone call-back in accordance with Section 13 below, after being sent by e-mail with PDF attachment from the designated e-mail account(s) of the sending person(s) as designated on Schedule A hereto to the designated e-mail account(s) of the receiving person(s) as designated on Schedule A hereto or (c) three (3) Business Days after being mailed by first class mail (postage prepaid), in each case to the address set forth on Schedule A hereto or to such other address as each party hereto may designate for itself by like notice.

13.

Security Procedures. If notices, instructions (pursuant to Written Direction or otherwise), approvals, consents, requests, and other communications, are received by Escrow Agent by e-mail at its e-mail account(s) as designated on Schedule A hereto, Escrow Agent is authorized, but not required, to seek prompt confirmation of such communications by telephone call-back to the sending person or persons’ telephone number(s) as designated on Schedule A hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated in that call-back. Any e-mail by PDF attachment executed by more than one person shall be sent by each signatory. The persons and their telephone numbers authorized to receive call-backs as designated in Schedule A hereto may be changed only in a writing actually received and acknowledged by Escrow Agent and delivered in accordance with Section 12 above and, if applicable, this Section 13. If Escrow Agent is unable to contact any such designated person, the Escrow Agent is hereby authorized (but not required) both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of Company’s executive officers (each, an “Executive Officer”), as the case may be, who shall include individuals holding titles of General Counsel, Chief Financial Officer or more senior thereto, as the Escrow Agent may select. Such Executive Officer(s) shall deliver to Escrow Agent a fully executed incumbency certificate upon Escrow Agent’s request, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such Executive Officer(s). The parties to this Agreement acknowledge and agree that the security procedures set forth above are commercially reasonable.

Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the parties hereto to identify (i) a beneficiary, (ii) a beneficiary’s bank, or (iii) an intermediary bank.

14.

Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by all of the parties hereto that references this Agreement. No delay or omission by any party hereto in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

15.

Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

16.	Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

17.

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the holding and disbursement of the Escrow Assets and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Assets. For the sake of clarity, this Agreement does not supersede or replace the Separation Agreement which shall remain of full force and effect. In the event there is a conflict between the provisions of this Agreement and the provisions of the Separation Agreement, the provisions of the Separation Agreement shall control.

18.

Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Company, Executive and Escrow Agent.

19.

Execution in Counterparts. This Agreement and any Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. Subject to Section 12 and Section 13 hereof, this Agreement and any Written Direction may be executed and delivered by e-mailing a PDF version of a signed signature page, which shall have the same force and effect as the delivery of an originally executed signature page.

20.

Termination of Escrow Agent. Upon the first to occur of (i) the termination of the Escrow Period (subject to the occurrence of the related distribution(s)), or (ii) the resignation of Escrow Agent, Escrow Agent shall be released from its obligations hereunder and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Assets, other than, in the case of clause (ii) of this Section 20, to comply with Section 6 of this Agreement. The obligations of Company and Executive for services performed by Escrow Agent prior to the termination of this Agreement in accordance with this Section 20 shall continue to exist notwithstanding the termination or discharge of Escrow Agent’s obligations or liabilities hereunder until the obligations of Company and Executive have been fully performed.

21.	Dealings. Nothing herein shall preclude Escrow Agent from acting in any other capacity for Company or for any other entity.

22.	Currency. The currency applicable to any amount payable or receivable under this Agreement is United States dollars.

23.

Force Majeure. Notwithstanding anything to the contrary hereunder, Escrow Agent shall not be liable for any delay, failure to perform, or other act or non-act resulting from acts of God, terrorism, war, civil unrest, fire, floods, electrical outages, and other similar causes beyond its reasonable control.

24.

No Third Party Beneficiaries. This Agreement and all of its terms and conditions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable rights, remedy, or claim under or with respect to this Agreement or any term or condition of this Agreement.

25.

No Strict Construction. The parties hereto have participated jointly in the negotiation and draft of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it were drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any provision of this Agreement.

26.	Priority.

(a)	In the event of any conflict between the provisions of Schedule A hereto and the remainder of this Agreement, this Agreement shall control.

(b)

Nothing contained in this Agreement shall amend, replace or supersede any agreement between Company and Escrow Agent to act as Company’s transfer agent, which agreement shall remain of full force and effect.

27.

Headings. The headings in this Agreement are for convenience purposes and shall be ignored for purposes of enforcing this Agreement, do not constitute a part of this Agreement, and may not be used by any party hereto to characterize, interpret, limit or affect otherwise any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD., as Company

By:	/s/ Kevin J. Rehnberg
Name:	Kevin J. Rehnberg
Title:	Interim CEO

MARK E. WATSON III, as Executive

By:	/s/ Mark E. Watson III
Name:	Mark E. Watson III

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Escrow Agent

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	SVP

[Signature Page to Escrow Agreement]

SCHEDULE A

1.	Escrow Funding.

Escrow Assets: 35,296 common shares of Company (the “Shares”), together with any dividends or distributions, stock splits or reverse stock splits with respect to the Shares, and any consideration received in exchange for the Shares in any transaction, such as a merger, business combination, tender offer or other transaction involving the Company. All voting rights pertaining to the Shares while held by the Escrow Agent shall be exercised by Executive.

2.	Escrow Agent Fees.

Escrow Fee:    $5,000

The Escrow Fee is payable by the Company within five (5) Business Days upon execution of this Agreement.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an escrow account and are subject to reasonable adjustment based on final review of documents, or when Escrow Agent is called upon to undertake unusual or extraordinary duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Agreement, including document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as expenses.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by this Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

The fees quoted in this schedule are subject to reasonable adjustment by Escrow Agent in accordance with its customary practices and if it is called upon to undertake further unusual or extraordinary duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand.

3.

Termination and Disbursement. Unless earlier terminated by the provisions of this Agreement, the Escrow Period will terminate on the date that Escrow Agent has disbursed the Escrow Assets in accordance with the terms of a Written Direction (the “Termination Date”). Notwithstanding anything to the contrary herein, this Agreement shall continue in full force and effect so long as any Escrow Assets remain deposited with the Escrow Agent.

4.	Representatives. Each of the following persons is hereby designated and appointed as Company Representatives:

Craig Comeaux Craig Comeaux	/s/ Craig Comeaux Specimen signature
VP, Secretary & Corporate Counsel 175 E. Houston St. Suite 1300
San Antonio, TX 78205 ccomeaux@argogroupus.com

Sara Bhattacharya Sara Bhattacharya	/s/ Sara Bhattacharya Specimen signature
Senior Analyst, Compensation Programs 175 E. Houston St. Suite 1300
San Antonio, TX 78205 sara.bhattacharya@argogroupus.com

5.	Notice Addresses.

If to Company:

Argo Group US

175 E. Houston St. Suite 1300

San Antonio, TX 78205

Attention: Craig Comeaux, VP, Secretary & Corporate Counsel

E-mail: ccomeaux@argogroupus.com

Tel: (210) 321-8505

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

390 Madison Avenue

New York, New York 10017

Attention: Martha Steinman

E-mail: martha.steinman@hoganlovells.com

Tel: (212) 918-5580

If to Escrow Agent at:

American Stock Transfer & Trust Company, LLC

6201 15th Ave

Brooklyn NY 11219

Attn: Escrow Department

Tel: (718) 921.8135

with copy to:

American Stock Transfer & Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Legal Department

Email: legalteamAST@astfinancial.com

If to Executive at:

Mark E. Watson III

[REDACTED]

with copy to:

Kasowitz Benson Torres LLP

1633 Broadway

New York, NY 10019

Attention: Daniel J. Fetterman

Email: DFetterman@kasowitz.com

Tel: (212) 506-1934

6.	Designated Email Accounts and Telephone Call-Back Numbers (for persons designated to send and receive notices by e-mail).

Company:

Name	Email Address	Phone

Craig Comeaux	ccomeaux@argogroupus.com	210-321-8505
Sara Bhattacharya	sara.bhattacharya@argogroupus.com	210-321-8429

Executive :

Name	Email Address	Phone

Mark E. Watson III	[REDACTED]	[REDACTED]
Daniel J. Fetterman	DFetterman@kasowitz.com	(212) 506-1934

Escrow Agent:

Name	Email Address	Phone

Erica Mackey	EMackey@astfinancial.com	718-921-8300
ext 6709

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